MICHAEL TROKEY & COMPANY, P.C.

CONSENT OF MICHAEL TROKEY & COMPANY, P.C.

We hereby consent to the incorporation by reference in the Registration Statements (Nos. 333-136607 and 333-140515) on Form S-8 of Liberty Bancorp, Inc. of our report dated December 22, 2008 relating to the consolidated financial statements as of September 30, 2008 of Liberty Bancorp, Inc. which appears in this Annual Report on Form 10-K.

/s/ Michael Trokey & Company, P.C.
Certified Public Accountants

December 23, 2008
St. Louis, Missouri